                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Liberty Media Corporation

We consent to the incorporation by reference in the following registration statements of Liberty Media Corporation of our report dated March 12, 2004, except for Note 5, which is as of June 7, 2004, with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2003, which report appears in the June 7, 2004, current report on Form 8-K of Liberty Media Corporation:

Form       Registration Statement No.      Description
----       --------------------------      -----------
S-8        333-67276                       Liberty Media Corporation 401(k) Savings Plan

S-8        333-67296                       Liberty Media Corporation Incentive Plan

S-8        333-104154                      Liberty Media Corporation 2002 Non-employee Director Incentive
                                           Plan

S-3        333-66034 (Post Effective       Liberty Media Corporation $3.0 Billion Shares of Series A Common
           Amendment No.1 to Form S-1)     Stock, Debt Securities, or Warrants

S-3        333-105006                      Liberty Media Corporation $1.75 Billion, 0.75% Exchangeable
                                           Senior Debentures due 2023

S-3        333-107613                      Liberty Media Corporation 217,709,773 Shares of Series A Common
                                           Stock and $225,620,069 Floating Rate Senior Notes due 2006

S-3        333-111564                      Liberty Media Corporation 13,304,337 Shares of Series A Common
                                           Stock

As discussed in note 2 to the consolidated financial statements, Liberty Media Corporation changed its method of accounting for intangible assets in 2002 and derivative financial instruments in 2001.


KPMG LLP

Denver, Colorado
July 9, 2004